UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2006

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AGL Resources Inc. (the “Company”) hereby amends its Current Report on Form 8-K filed on March 8, 2006 to include disclosure concerning the committees of the board of directors on which Messrs. John W. Somerhalder II and D. Raymond Riddle now serve.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 3, 2006, the board of directors of the Company elected John W. Somerhalder II as the Company’s president, chief executive officer and newest member of the board of directors and D. Raymond Riddle as chairman of the Company’s board of directors. Mr. Riddle previously served as the Company’s interim chairman and chief executive officer, beginning January 1, 2006 following the resignation, effective December 31, 2005, of Paula Rosput Reynolds, the Company’s former chairman of the board, president and chief executive officer, to become president and chief executive officer of Safeco Corporation.

Effective May 2, 2006, the board of directors, by unanimous written consent, appointed Mr. Somerhalder as a member of the board’s Corporate Development Committee, Environmental and Corporate Responsibility Committee and Finance and Risk Management Committee. The board of directors also appointed Mr. Riddle as a member of the Audit Committee and the Nominating and Corporate Governance Committee, and as chairman of the Executive Committee of the board of directors. Effective May 2, 2006, as chairman of the Executive Committee, Mr. Riddle will serve as the presiding director during executive sessions of the board.

The committees of the board and their members effective May 2, 2006 are as shown below.

Audit	Compensation and Management Development	Corporate Development	Environmental and Corporate Responsibility
M. J. Durham, Chair	A. E. Johnson, Chair	C. R. Crisp, Chair	W. A. Knox, Jr., Chair
D. M. Love	T. D. Bell, Jr.	J. A. Rubright	M. J. Durham
D. R. Riddle	C. R. Crisp	J. W. Somerhalder	A. E. Johnson
H. C. Wolf	D. R. O’Hare	B. M. Whyte	D. R. O’Hare
B. M. Whyte	J. A. Rubright		J. W. Somerhalder
H. C. Wolf

Executive	Finance and Risk Management	Nominating and Corporate Governance
D. R. Riddle, Chair	J. A. Rubright, Chair	F. W. Ward, Jr., Chair
C. R. Crisp	C. R. Crisp	T. D. Bell, Jr.
M. J. Durham	W. A. Knox, Jr.	D. M. Love
A. E. Johnson	D. R. O’Hare	D. R. Riddle
W. A. Knox, Jr.	J. W. Somerhalder	B. M. Whyte
J. A. Rubright	F. W. Ward, Jr.
F. W. Ward, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: May 8, 2006	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer